                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                                                                              Settlement Date             1/31/2000
                                                                                              Determination Date          2/10/2000
                                                                                              Distribution Date           2/15/2000

I.       All Payments on the Contracts                                                                                 2,682,495.87
II.      All Liquidation Proceeds on the Contracts with respect to Principal                                             214,459.96
III.     Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         92,461.87
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               12,816.53
VIII.   Transfers to the Pay-Ahead Account                                                                               (10,014.86)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                             -354.12

Total available amount in Collection Account                                                                          $2,991,865.25
                                                                                                                  ==================



DISTRIBUTION AMOUNTS                                                          Cost per $1000
--------------------------------                                            ------------------

1.   (a)  Class A-1 Note Interest Distribution                                                               0.00
     (b)  Class A-1 Note Principal Distribution                                                              0.00
          Aggregate Class A-1 Note Distribution                                 0.00000000                                     0.00

2.   (a)  Class A-2 Note Interest Distribution                                                               0.00
     (b)  Class A-2 Note Principal Distribution                                                              0.00
          Aggregate Class A-2 Note Distribution                                 0.00000000                                     0.00

3.   (a)  Class A-3 Note Interest Distribution                                                               0.00
     (b)  Class A-3 Note Principal Distribution                                                              0.00
          Aggregate Class A-3 Note Distribution                                 0.00000000                                     0.00

4.   (a)  Class A-4 Note Interest Distribution                                                         167,773.52
     (b)  Class A-4 Note Principal Distribution                                                      1,849,884.08
          Aggregate Class A-4 Note Distribution                                54.09269705                             2,017,657.60

5.   (a)  Class A-5 Note Interest Distribution                                                         156,755.00
     (b)  Class A-5 Note Principal Distribution                                                              0.00
          Aggregate Class A-5 Note Distribution                                 5.35000000                               156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                         128,375.00
     (b)  Class A-6 Note Principal Distribution                                                              0.00
          Aggregate Class A-6 Note Distribution                                 5.41666667                               128,375.00

7.   (a)  Class B Note Interest Distribution                                                            59,285.00
     (b)  Class B Note Principal Distribution                                                                0.00
          Aggregate Class B Note Distribution                                   5.56666667                                59,285.00

8.   (a)  Class C Note Interest Distribution                                                            98,822.83
     (b)  Class C Note Principal Distribution                                                                0.00
          Aggregate Class C Note Distribution                                   5.70833312                                98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                               47,156.06
       (b)  Reimbursement of prior Monthly Advances                                                    113,718.81
               Total Servicer Payment                                                                                    160,874.87

10.  Deposits to the Reserve Account                                                                                     370,094.95

Total Distribution Amount from Collection Account                                                                     $2,991,865.25
                                                                                                                  ==================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                  187,268.04

      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                       182,826.91
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                              12,989.52
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                   12,681.47
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                       395,765.94
                                                                                                                  ==================

Payahead Account distributions to Sellers

--------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                             179.18472
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                  174.93528
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                           354.12

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes @   5.845%                                                                       0.00
        (b) Class A-2 Notes @      0.06028                                                                   0.00
        (c) Class A-3 Notes @   6.140%                                                                       0.00
        (d) Class A-4 Notes @   6.250%                                                                  167773.52
        (e) Class A-5 Notes @   6.420%                                                                 156,755.00
        (f) Class A-6 Notes @   6.500%                                                                     128375
                     Aggregate Interest on Class A Notes                                                                  452903.52

        (g) Class B Notes @         0.0668                                                                                    59285

        (h) Class C Notes @     0.0685                                                                                     98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                  0.00
        (b) Class A-2 Notes                                                                                  0.00
        (c) Class A-3 Notes                                                                                  0.00
        (d) Class A-4 Notes                                                                                  0.00
        (e) Class A-5 Notes                                                                                  0.00
        (f) Class A-6 Notes                                                                                     0

        (g) Class B Notes                                                                                    0.00
                                                                              ----------------

        (h) Class C Notes                                                                                    0.00


3.   Total Distribution of Interest                                           Cost per $1000
        (a) Class A-1 Notes                                                     0.00000000                   0.00
        (b) Class A-2 Notes                                                                 0                0.00
        (c) Class A-3 Notes                                                     0.00000000                   0.00
        (d) Class A-4 Notes                                                     4.49794960              167773.52
        (e) Class A-5 Notes                                                     5.35000000             156,755.00
        (f) Class A-6 Notes                                                     5.41666667                 128375
                     Total Aggregate Interest on Class A Notes                                                            452903.52

        (g) Class B Notes                                                         5.566666667                             59,285.00

--------------------------------
        (h) Class C Notes                                                                5.71                              98822.83

                                                                              ----------------


PRINCIPAL

                                                                              No. of Contracts
1.   Amount of Stated Principal Collected                                                              1108973.22
2.   Amount of Principal Prepayment Collected                                           66.00           678290.38
3.   Amount of Liquidated Contract                                                          8      62620.48
                                                                                                   --------
4.   Amount of Repurchased Contract                                                         0      0.0000000

       Total Formula Principal Distribution Amount                                                                     1,849,884.08

5.   Principal Balance before giving effect to Principal Distribution                             Pool Factor
        (a) Class A-1 Notes                                                                        0.0000000                   0.00
        (b) Class A-2 Notes                                                                        0.0000000                   0.00
        (c) Class A-3 Notes                                                                        0.0000000                   0.00
        (d) Class A-4 Notes                                                                        0.8636063          32,212,515.90
        (e) Class A-5 Notes                                                                        1.0000000          29,300,000.00
        (f) Class A-6 Notes                                                                                     1          23700000

        (g) Class B Notes                                                                                       1     10,650,000.00

        (h) Class C Notes                                                                                       1     17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                       0

        (g) Class B Notes                                                                                                      0.00
                                                                              ----------------

        (h) Class C Notes                                                                                                      0.00


7.   Principal Distribution                                                   Cost per $1000
        (a) Class A-1 Notes                                                     0.00000000                                     0.00
        (b) Class A-2 Notes                                                     0.00000000                                     0.00
        (c) Class A-3 Notes                                                     0.00000000                                     0.00
        (d) Class A-4 Notes                                                     49.59474745                            1,849,884.08
        (e) Class A-5 Notes                                                     0.00000000                                     0.00
        (f) Class A-6 Notes                                                                 0                                     0

        (g) Class B Notes                                                                   0                                  0.00

        (h) Class C Notes                                                                   0                                  0.00


8.   Principal Balance after giving effect to Principal Distribution                              Pool Factor
        (a) Class A-1 Notes                                                                        0.0000000                   0.00
        (b) Class A-2 Notes                                                                        0.0000000                   0.00
        (c) Class A-3 Notes                                                                        0.0000000                   0.00
        (d) Class A-4 Notes                                                                        0.8140116          30,362,631.82
        (e) Class A-5 Notes                                                                        1.0000000          29,300,000.00
        (f) Class A-6 Notes                                                                                     1          23700000

        (g) Class B Notes                                                                          1.0000000          10,650,000.00

--------------------------------
        (h) Class C Notes                                                                              1                17312029.25



POOL  DATA
                                                                                              Aggregate
                                                                              No. of Contracts  Principal Balance
1.   Pool Stated Principal Balance as of   36556                                   4,237           111,324,661.07

2.   Delinquency Information                                                                                         % Delinquent

              (a) 31-59 Days                                                        95               1,837,846.64       0.016508891
              (b) 60-89 Days                                                        20                  636570.05        0.00571814
              (c) 90-119 Days                                                       11                 284,878.87       0.002558992
              (d) 120 Days +                                                         0                       0.00                 0

3.   Contracts Repossessed during the Due Period                                     0                       0.00

                                                                                              --------------------
4.   Current Repossession Inventory                                                  1             80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                    8             62,620.48
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                214,459.96
       Total Aggregate Net Losses for the preceding Collection Period                                                    -151839.48

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       -141968.12

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                    368                           3808194.140

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.093368706

--------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                           121.2321141

TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                       0.923%
    (b)  Delinquency Percentage Trigger in effect ?                                 NO

2.  (a)  Average Net Loss Ratio                                 0.000230707
    (b)  Net Loss Ratio Trigger in effect ?                                   NO
    (c)  Net Loss Ratio (using ending Pool Balance)               0.000350211

3.  (a) Servicer Replacement Percentage                          -0.001108547
-------------------------------------------                      ------------
    (b)  Servicer Replacement Trigger in effect ?                             NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                               47,156.06

2.   Servicer Advances                                                                                                     92461.87

3.   (a)  Opening Balance of the Reserve Account                                                                         5325240.59
     (b)  Deposits to the Reserve Account                                                               370094.95
     (c)  Investment Earnings in the Reserve Account                                                     25670.99
     (d)  Distribution from the Reserve Account                                                        -395765.94
     (e)  Ending Balance of the Reserve Account                                                                          5325240.59

4.   Specified Reserve Account Balance                                                                                   5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                         81350.55